UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2020

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

224 Airport Parkway	Suite 550
San Jose	CA		95110
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2020, Quantum Corporation (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with the securityholders (the “Securityholders”) of Square Box Systems Limited, a company incorporated in England and Wales (“Square Box”), and consummated the transactions contemplated therein on the same day.

Pursuant to the terms of the SPA, the Company acquired from the Securityholders the entire issued share capital of Square Box in exchange for aggregate consideration of up to approximately $13.0 million exclusive of transaction costs and expenses. The consideration consists of: (i) approximately $6.0 million in cash; and (ii) shares of the Company’s common stock (the “Common Stock”) with an aggregate value of up to approximately $7.0 million as of the closing of the transaction (the “Closing”).

The cash consideration will be paid as follows:
•At the Closing of the transaction, $3.0 million, net of cash acquired; and
•On the date that is one year from the Closing, $2.0 million; and
•On the date that is two years from the Closing, $1.0 million.

The Common Stock is scheduled to be issued subject to the conditions described below:
•At the Closing, shares of Common Stock with an approximate value of $2.0 million will be issued to the Securityholders(1);
•On the date that is one year from the Closing, shares of Common Stock with an approximate value of up to $2.0 million will be issued to the Securityholders(2); and
•On the date that is two years from the Closing, shares of Common Stock with an approximate value of up to $2.0 million will be issued to the Securityholders(2), and additional shares of Common Stock with an approximate value of up to $1.0 million will be issued to the Securityholders(3).

(1) The number of shares of Common Stock to be issued to the Securityholders was fixed at the Closing and calculated by using the closing price of the Company’s Common Stock over a five-day period ending two business days prior to the Closing.

(2) In order to receive his or her allocated portion of the shares of Common Stock on the first and second anniversary dates of the Closing, each of the respective Securityholders must be employed by the Company at the first and second anniversary date, respectively, subject to certain exceptions.

(3) The additional shares of Common Stock to be paid on the second anniversary of the Closing will be paid to the Securityholders if certain employment and performance targets are met.

The Company’s issuance of the Common Stock under the terms of the SPA was made in a private placement effected in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S promulgated thereunder, and in reliance on other applicable exemptions from the qualification requirements of applicable state securities laws. The Company has agreed that it will file a Registration Statement on Form S-3 (or such other form as the Company is then eligible to use) to register the shares of Common Stock to be issued pursuant to the SPA within eight weeks of the Closing.

The SPA also contained customary representations, warranties and covenants of the parties to the SPA.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The SPA has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. The terms of the SPA govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the SPA. In particular, the assertions embodied in the representations and warranties in the SPA reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited, qualified or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and in confidential disclosure schedules to the SPA. Moreover, certain representations and warranties in the SPA were used for the purpose of allocating risk between the parties rather than establishing matters as facts and may not describe the actual state of affairs at the date they were made or at any other time. Accordingly, you should not rely on the representations and warranties in the SPA as characterizations of the actual state of facts about the parties.

Registration Rights Agreement

In connection with the SPA, the Company and the Securityholders entered into a Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, the Company is required to file and register the shares of Common Stock to be issued pursuant to the SPA on a Registration Statement on Form S-3 (or such other form as the Company is then eligible to use) within eight weeks of the Closing.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

The Company issued a press release with additional information about the transaction described above. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” under the heading “Stock Purchase Agreement” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01 Other Events

In connection with the transaction described above in “Item 1.01 – Entry into a Material Definitive Agreement,” the Company entered into the following agreements with its lenders:

•Amendment No. 5 dated as of December 10, 2020 (the “Term Loan Amendment”) to the Term Loan Credit and Security Agreement dated as of December 27, 2018 (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Term Loan Credit Agreement”) among the Company, Quantum LTO Holdings, LLC, the lenders from time to time party thereto, and U.S. Bank National Association, as disbursing and collateral agent for such lenders. The Term Loan Amendment, among other terms and changes, permits the Company’s acquisition of the share capital of Square Box pursuant to the SPA and amends certain terms of the Term Loan Credit Agreement in a manner that enabled the Company to enter into the SPA and consummate the transactions contemplated by the SPA.

•Fourth Amendment dated as of December 10, 2020 (the “Revolver Amendment”) to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018 (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Revolving Credit Agreement”), among the Company, Quantum LTO Holdings, LLC, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent for such lenders. The Revolver Amendment, among other terms and changes, permits the Company’s acquisition of the share capital of Square Box pursuant to the SPA and amends certain terms of the Revolving Credit Agreement in a manner that enabled the Company to enter into the SPA and consummate the transactions contemplated by the SPA.

The foregoing description of the Term Loan Amendment and the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Amendment and the Revolver Amendment, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Name
2.1*	Stock Purchase Agreement between Quantum Corporation and the securityholders of Square Box Systems Limited, a company incorporated in England and Wales, dated December 12, 2020.
4.1*	Registration Rights Agreement between Quantum Corporation and the securityholders of Square Box Systems Limited, a company incorporated in England and Wales, dated December 12, 2020.
10.1	Amendment No. 5 to Term Loan Credit and Security Agreement, dated as of December 10, 2020, among the Company, Quantum LTO Holdings, LLC, and the lenders party thereto.
10.2*
Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of December 10, 2020, among the Company, Quantum LTO Holdings, LLC, the lenders party thereto, and PNC Bank, National Association, as administrative agent for such lenders.

99.1	Press Release dated December 14, 2020.
* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

December 14, 2020	/s/ J. Michael Dodson
(Date)	J. Michael Dodson
Chief Financial Officer
(Principal Financial Officer)